UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 26, 2012

Gilman Ciocia, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22996	11-2587324
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Raymond Avenue, Poughkeepsie, New York	12603
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (845) 485-5278

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 26, 2012, Carole Enisman advised Gilman Ciocia, Inc. (the “Company”) that she had accepted a position as a Regional Vice President with a company which markets financial products through financial advisors, some of whom may be financial advisors of the Company.  Ms. Enisman tendered her resignation as the Company’s Executive Vice President of Operations effective January 14, 2013.

The Company has not determined if it will appoint another person to be the Executive Vice President of Operations.  Ms. Enisman will continue to work with the Company and its subsidiaries on a part-time basis in several key areas that will be determined by the Company’s Board of Directors.

Ms. Enisman is the wife of Michael Ryan who is the Company’s President and Chief Executive Officer and a member of the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gilman Ciocia, Inc.
(Registrant)

Date: December 28, 2012	By:	/s/ Ted Finkelstein
Name: Ted Finkelstein
Title: Vice President